UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   February 19, 2008
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 McKinney Avenue, Suite 1515, Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 382-3630
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On February 19, 2008, Philips Solid-State Lighting Solutions, Inc. (“Philips”) filed (but has not served) a civil lawsuit in the United States District Court for the District of Massachusetts against (i) Lighting Science Group Corporation (the “Company”); (ii) LED Holdings, LLC (“LED Holdings”); and (iii) LED Effects, Inc., an entity whose assets were acquired by LED Holdings (“LED Effects”) (Philips Solid-State Lighting Solutions, Inc. v. Lighting Science Group Corporation, et al.). The lawsuit alleges that the defendants have infringed five (5) related patents. The complaint does not name any product that is alleged to infringe and provides no specific facts in support of the claims of infringement. The lawsuit seeks injunctive relief and unspecified compensatory and treble damages and attorneys’ fees for the alleged patent infringement. The subject patents are owned in the name of Color Kinetics, Inc. (“CK”), which was acquired by Philips in August 2007.
The Company is reviewing Philips’ allegations, but believes they are without merit and intends to dispute them in light of, among other things, the following:
•	Since 1994, LED Effects has been designing, developing and selling custom-designed, pulse-with-modulation (PWM) controlled, color-changing LED fixtures and components. As successor to the assets of LED Effects, the Company believes it is (and LED Effects has been since its inception) considered a leader in this fixture and component space, and it continues to develop and sell cutting-edge LED-based products today.

•	Prior to Phillips’ acquisition of CK, a Philips affiliate conducted extensive due diligence relating to the intellectual property of LED Effects. The Philips affiliate subsequently (i) proposed and consummated a joint development agreement with LED Effects and (ii) proposed a minority investment in LED Effects.

•	The Philips affiliate previously contracted with LED Effects to develop and manufacture products in accordance with the Philips affiliate’s specifications and using LED Effects’ proprietary technology. The Philips affiliate then used such products to compete successfully against CK before CK was subsequently acquired by Philips.

•	Since the CK acquisition, Philips has continued to purchase and distribute linear products employing the technology of LED Effects, as indicated on Philips’ web site. (www.nam.lighting.philips.com/us/luminaires/products.php).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: February 29, 2008	By:	/s/ Govi Rao
		Name:	Govi Rao
		Title:	Chief Executive Officer